 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

BLACKROCK DIRECT LENDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Retirement of M. Freddie Reiss as Independent Director of the Company

On March 6, 2024, pursuant to the Amended and Restated Bylaws of the Company, M. Freddie Reiss informed the Company of his intention to retire from the Board of Directors (the “Board”) of the Company, effective upon the closing of the merger (the “Merger”) of BlackRock Capital Investment Corporation (“BCIC”) with and into an indirect wholly-owned subsidiary of BlackRock TCP Capital Corp. (“TCPC”), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2024, by and among the TCPC, BCIC, BCIC Merger Sub, LLC and, solely with respect to certain sections, BlackRock Capital Investment Advisors, LLC and Tennenbaum Capital Partners, LLC. Mr. Reiss’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Reiss for his years of service on the Board.  Mr. Reiss has accepted an appointment to serve as advisor to the Board until the 2025 annual shareholder meeting of the Company.

Appointment of Maureen K. Usifer as Independent Director of the Company

On March 6, 2024, the Board of Directors of the Company appointed Maureen K. Usifer to the Board of the Company, to serve as an Independent Director, effective upon the closing of the Merger.  Ms. Usifer currently serves as an Independent Director of BCIC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Direct Lending Corp.

Date: March 8, 2024	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer